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                          REGIS CORPORATION

                             $35,000,000

                        PRIVATE SHELF AGREEMENT




                      Dated as of December 19, 1997



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

                            TABLE OF CONTENTS

                         (Not Part of Agreement)




                                                                            PAGE
                                                                            ----
1.   AUTHORIZATION OF ISSUE OF NOTES.......................................... 1

2.   PURCHASE AND SALE OF NOTES............................................... 2
     2A.  Facility............................................................ 2
     2B.  Issuance Period..................................................... 2
     2C.  Request for Purchase................................................ 2
     2D.  Rate Quotes......................................................... 3
     2E.  Acceptance.......................................................... 3
     2F.  Market Disruption................................................... 3
     2G.  Note Closings....................................................... 4
     2H.  Fees................................................................ 5
          2H(i). Facility Fee................................................. 5
          2H(ii). Issuance Fee................................................ 5
          2H(iii). Delayed Delivery Fee....................................... 5
          2H(iv). Cancellation Fee............................................ 6

3.   CONDITIONS OF CLOSING.................................................... 6

     3A.  Certain Documents................................................... 6
     3B.  Opinion of Purchaser's Special Counsel.............................. 7
     3C.  Representations and Warranties; No Default.......................... 7
     3D.  Purchase Permitted by Applicable Laws............................... 8
     3E.  Payment of Fees..................................................... 8
     3F.  Offset Sharing Agreement............................................ 8
     3G.  Change in Company's Position........................................ 8
     3H.  Other Loan Agreements............................................... 8

4.   PREPAYMENTS.............................................................. 8

     4A.  Required Prepayments of Notes....................................... 8
          4B(1). Optional Prepayment With Yield-Maintenance Amount............ 8
          4B(2). Prepayment with Yield-Maintenance Amount Pursuant to
            Offset Sharing Agreement.......................................... 9
     4C.  Notice of Optional Prepayment....................................... 9
     4D.  Application of Prepayments.......................................... 9
     4E.  Retirement of Notes................................................. 9

                                      -i-
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

                                                                            PAGE
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
5.   AFFIRMATIVE COVENANTS................................................... 10

     5A.  Financial Statements: Notice of Defaults........................... 10
     5B.  Information Required by Rule 144A.................................. 14
     5C.  Inspection of Property............................................. 14
     5D.  Covenant to Secure Notes Equally................................... 14
     5E.  Keeping of Books and Bank Accounts................................. 14
     5F.  Incorporation of Other Debt Covenants.............................. 14
     5G.  Corporate Existence................................................ 15
     5H.  Payment of Taxes and Claims........................................ 15
     5I.  Compliance with Laws, Etc.......................................... 15
     5J.  Maintenance of Properties; Insurance............................... 16
     5K.  Offset Sharing Agreement Amendment................................. 16

6.   NEGATIVE COVENANTS...................................................... 16

     6A.  Interest Coverage Ratio............................................ 16
     6B.  Consolidated Net Worth............................................. 16
     6C.  Lien, Debt and Other Restrictions.................................. 16
          6C(1). Liens....................................................... 16
          6C(2). Debt........................................................ 17
          6C(3). Investments................................................. 17
          6C(4). Sale of Stock and Debt of Subsidiaries...................... 18
          6C(5). Merger and Consolidation.................................... 19
          6C(6). Transfer of Assets.......................................... 19
          6C(7). Sale or Discount of Receivables............................. 20
          6C(8). Transactions with Affiliates................................ 20
          6C(9). Restricted Subsidiary Dividend Restrictions................. 20
          6C(10). Tax Consolidation.......................................... 20
     6D.  Transactions by Restricted Subsidiaries............................ 21

7.   EVENTS OF DEFAULT....................................................... 21

     7A.  Acceleration....................................................... 21
     7B.  Rescission of Acceleration......................................... 24
     7C.  Notice of Acceleration or Rescission............................... 24
     7D.  Other Remedies..................................................... 24

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES............................... 25

     8A.  Organization....................................................... 25
     8B.  Financial Statements............................................... 25
     8C.  Actions Pending; Observance of Agreements, Statutes and Orders..... 26
     8D.  Outstanding Debt................................................... 26
     8E.  Title to Properties................................................ 26
     8F.  Taxes.............................................................. 27

                                     -ii-

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

                                                                            PAGE
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
     8G.  Conflicting Agreements and Other Matters........................... 27
     8H.  Offering of Notes.................................................. 28
     8I.  Use of Proceeds.................................................... 28
     8J.  ERISA.............................................................. 28
     8K.  Governmental Consent............................................... 29
     8L.  Environmental Compliance........................................... 29
     8M.  Disclosure......................................................... 29
     8N.  Restricted Subsidiary Dividend Restrictions........................ 29
     8O.  Rule 144A.......................................................... 30
     8P.  Foreign Assets Control Regulations, etc............................ 30
     8Q.  Licenses Permits, etc.............................................. 30

9.   REPRESENTATIONS OF THE PURCHASERS....................................... 30

     9A.  Nature of Purchase................................................. 30
     9B.  Source of Funds.................................................... 30

10.  DEFINITIONS; ACCOUNTING MATTERS......................................... 30

     10A. Yield-Maintenance Terms............................................ 31
     10B. Other Terms........................................................ 32
     10C. Accounting Principles, Terms and Determinations.................... 41

11.  MISCELLANEOUS........................................................... 42

     11A. Note Payments...................................................... 42
     11B. Expenses........................................................... 42
     11C. Consent to Amendments.............................................. 42
     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes..... 43
     11E. Persons Deemed Owners; Participation............................... 44
     11F. Survival of Representations and Warranties; Entire Agreement....... 44
     11G. Successors and Assigns............................................. 44
     11H. Independence of Covenants.......................................... 45
     11I. Notices............................................................ 45
     11J. Payments Due on Non-Business Days.................................. 45
     11K. Severability....................................................... 46
     11L. Descriptive Headings............................................... 46
     11M. Satisfaction Requirement........................................... 46
     11N. Governing Law...................................................... 46
     11O. Severalty of Obligations........................................... 46
     11P. Counterparts....................................................... 46
     11Q. Binding Agreement.................................................. 47

                                     -iii-


INFORMATION SCHEDULE


EXHIBIT A       --   FORM OF NOTE

EXHIBIT B       --   FORM OF REQUEST FOR PURCHASE

EXHIBIT C       --   FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT D       --   FORM OF OPINION OF COMPANY'S COUNSEL

SCHEDULE 8A     --   LIST OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

SCHEDULE 8G     --   LIST OF AGREEMENTS RESTRICTING DEBT

                              REGIS CORPORATION
                            7201 Metro Boulevard
                        Minneapolis, Minnesota 55439



                                                        As of December 19, 1997



Life Insurance Company of Georgia ("LOG")
Each ING Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter provided (together with LOG, the "PURCHASERS")
c/o ING Investment Management, Inc.
5780 Powers Ferry Road, N.W.
Suite 300
Atlanta, GA 30327-4349


Ladies and Gentlemen:

     The undersigned, Regis Corporation (herein called the "COMPANY"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the "NOTES") in the aggregate principal amount of $35,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no less than five and no more than ten years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2E and to be substantially in the form of EXHIBIT A attached hereto. The terms "NOTE" and "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2.   PURCHASE AND SALE OF NOTES.

     2A. FACILITY. LOG is willing to consider, in its sole discretion and within limits which may be authorized for purchase by LOG and ING Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of LOG to consider such purchase of Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Notes stated in paragraph 1, MINUS the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, MINUS the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, MINUS the aggregate principal amount of notes of the Company issued pursuant to the 1991 Agreement which are outstanding and held by LOG and ING Affiliates at such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF LOG TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER LOG NOR ANY ING AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY LOG OR ANY ING AFFILIATE.

     2B. ISSUANCE PERIOD. Notes may be issued and sold pursuant to this Agreement commencing December 19, 1997, and continuing until the earlier of
(i) December 18, 2000 and (ii) the thirtieth day after LOG shall have given to the Company, or the Company shall have given to LOG, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

     2C. REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to LOG by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts, and interest payment periods of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such

Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of EXHIBIT B attached hereto. Each request for Purchase shall be in writing and shall be deemed made when received by LOG.

     2D. RATE QUOTES. Not later than five Business Days after the Company shall have given LOG a Request for Purchase pursuant to paragraph 2C. LOG may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as LOG may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which LOG or an ING Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

     2E. ACCEPTANCE. Within 30 minutes after LOG shall have provided any interest rate quotes pursuant to paragraph 2D or such shorter period as LOG may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2F, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying LOG by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "ACCEPTED NOTE") as to which acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies LOG of an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which LOG does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2F and the other terms and conditions hereof, the Company agrees to sell to LOG or an ING Affiliate, and LOG agrees to purchase, or to cause the purchase by an ING Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, LOG and each ING Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of EXHIBIT C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to LOG within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, LOG may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes and terminate all obligations to purchase such Accepted Notes by so notifying the Company in writing.

     2F. MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2E, if LOG shall have provided interest rate quotes pursuant to paragraph 2D and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to LOG in accordance with paragraph 2E, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies LOG of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and LOG shall promptly notify the Company that the provisions of this paragraph 2F are applicable with respect to such Acceptance.

     2G. NOTE CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of ING Investment Management, Inc., at 5780 Powers Ferry Road, Suite 300, Atlanta, Georgia 30327-4751, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2G, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify LOG (which notification shall be deemed received by each Purchaser) in writing whether
(i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to LOG (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2H(iii) or (ii) such closing is to be canceled and all obligations of each Purchaser to purchase the Accepted Notes are terminated. In the event that the Company shall fail to give such notice referred to in the preceding sentence, LOG (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled and all obligations of each Purchaser to purchase the Accepted Notes are terminated. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless LOG shall have otherwise consented in writing.

     2H.  FEES.

     2H(i).    FACILITY FEE.  At the time of the execution and delivery of this Agreement by the Company and LOG, the Company will pay to LOG in immediately available funds a fee (the "FACILITY FEE") in the amount of $50,000. Payment shall be made to LOG's agent, ING Investment Management, Inc., in accordance with the written wire transfer instructions provided by ING Investment Management, Inc., to the Company on or before the date of this Agreement. If following payment of the Facility Fee a Refund Event shall occur, LOG shall refund or cause ING Investment Management, Inc., to refund to the Company the Refundable Portion of the Facility Fee.

     2H(ii).   ISSUANCE FEE.  The Company will pay to each Purchaser of any
Accepted Notes in immediately available funds a fee (herein called the "ISSUANCE FEE") on the Closing Day with respect to such Accepted Notes in an amount equal to 0.15% of the aggregate principal amount of such Accepted Notes sold on such Closing Day.

     2H(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to LOG for the benefit of the Purchaser of the Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                        (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, I.E., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, I.E., the yield per annum on a commercial paper investment of the highest quality selected by LOG on the date LOG receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by LOG each time such closing is delayed); "DTS" means Days to Settlement, I.E., the number of actual days elapsed from and including the Original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, I.E., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2G.

     2H(iv). CANCELLATION FEE. If the Company at any time notifies LOG in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if LOG notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2E or the penultimate sentence of paragraph 2G that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay to LOG for the benefit of the Purchaser of the Accepted Note in immediately available funds, in addition to any Delayed Delivery Fee owing with respect to such Accepted Note, an amount (the "CANCELLATION FEE") calculated as follows:

                              PI X PA

where "PI" means Price Increase, I.E., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by LOG) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by LOG) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2H(iii). The foregoing bid and ask prices shall be as reported by Bloomberg Financial Markets Service (or, if such data for any reason ceases to be available through Bloomberg Financial Markets Service, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero. Any Cancellation Fee shall be paid on demand made by LOG.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Date for such Notes, of the following conditions:

     3.A.    CERTAIN DOCUMENTS. Such Purchaser shall have received the
following, each dated the date of the applicable Closing Day:

          (i)    The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the

     Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

          (v) A favorable opinion of Phillips & Gross, P.A., special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of EXHIBIT D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of State of Minnesota dated as of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (vii) Certified copies of the Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Restricted Subsidiary (under their present names and previous names) as debtor and which are filed in the offices of the Secretaries of State of Minnesota and Colorado together with copies of such financing statements.

          (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the status of the Company and its Subsidiaries or the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from Kilpatrick Stockton LLP, special counsel for LOG, or such other counsel who is acting as counsel for it in connection with the transaction to be closed a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default;
and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D.    PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. PAYMENT OF FEES. The Company shall have paid to LOG and its Affiliates and all fees due it or them pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2H(ii) and any Delayed Delivery Fee due pursuant to paragraph 2H(iii).

     3F.    OFFSET SHARING AGREEMENT. If the Closing Day occurs after the expiration of the period within which the Company is required to cause the Offset Sharing Agreement to be amended, as provided in paragraph 5K, the Offset Sharing Agreement shall have been so amended.

     3G.    CHANGE IN COMPANY'S POSITION. On the date of closing there shall not have occurred or be threatened (i) a material and adverse change in the Company's financial position, or (ii) any condition, event or act which would materially and adversely affect the Company's business or its ability to repay the Notes.

     3H.    OTHER LOAN AGREEMENTS. The Company shall have demonstrated its compliance with the penultimate sentence of paragraph 8G to the satisfaction of the Purchaser.

     4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to paragraph 4B shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A. Except as set forth in paragraph 4B(1), the Notes shall not be subject to prepayment at the option of the Company.

     4A.    REQUIRED PREPAYMENTS OF NOTES. Each Series of Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4B(1). OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance

Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B(1) shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4B(2). PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT PURSUANT TO OFFSET SHARING AGREEMENT. If amounts are to be applied to the principal of the Notes pursuant to the terms of an Offset Sharing Agreement, interest owing thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4B(2) shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C.    NOTICE OF OPTIONAL PREPAYMENT.  The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B(1) irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such day, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B(1). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment day to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4D.    APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series, as the case may be, pursuant to paragraphs 4A, 4B(1) or 4B(2), the amount to be prepaid shall be applied pro rata to all outstanding Notes or all outstanding Notes of such Series, as the case may be (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B), according to the respective unpaid principal amounts thereof.

     4E.    RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless their Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, EXCEPT as provided in paragraph 4D.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A.    FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company covenants that it will deliver to LOG and each Significant Holder in triplicate:

            (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries for such period setting forth, in each case in comparative form, figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of the Company as fairly presenting the consolidated financial position of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at the dates indicated and the consolidated results of their respective operations and cash flows, in each case for the periods indicated, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such certificate), subject to changes resulting from year-end adjustments;

            (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such year, all in reasonable detail and satisfactory in scope to the Required Holder(s), and (a) in the case of such consolidated financial statements, setting forth in each case in comparative form corresponding consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that, subject only to standard qualifications and limitations generally contained in an unqualified audit report, such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (b) in the case of such consolidating financial statements, (w) setting forth on supplemental schedules, in one column, the total amounts for the Company and its Restricted Subsidiaries, and, in a second column, the total amounts for the Company's other Subsidiaries, and showing all eliminations and adjustments made in aggregating the amounts of such columns to arrive at the Company's consolidated financial statements, (x) setting forth in comparative form the corresponding consolidated figures for the Company and its Restricted Subsidiaries for the preceding fiscal year, (y) certified by the chief financial officer or chief accounting officer of the Company as fairly presenting the respective financial positions of the separate entities reported on as at the dates indicated and the results of their respective operations and cash flows for the period indicated, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise specified in such certificate), and (z) accompanied by a report thereon of the independent public accountants reporting on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year, which report shall state that, subject to the qualifications and limitations contained in their report on the consolidated financial statements of the Company and its Subsidiaries, and to the further qualification that the principles of consolidation followed in the preparation of such consolidated figures for the Company and its Restricted Subsidiaries conform to the provisions of this Agreement rather than to generally accepted accounting principles, such consolidated figures for the Company and its Restricted Subsidiaries present fairly the consolidated financial position of the Company and its Restricted Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise specified in such report);

          (iii) as soon as practicable and in any event within (a) 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year and (b) 120 days after the end of each fiscal year, balance sheets (which in the case of the fiscal year end shall be audited) of each Unrestricted Subsidiary as at the end of such period and the related statements of income and cash flows of each such Unrestricted Subsidiary for such period (which in the case of annual statements shall be audited);

          (iv) together with each delivery of financial statements pursuant to clauses (i) and (ii) of this paragraph 5A, an Officer's Certificate (a) stating that the signer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Restricted Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that the signer does not have knowledge of the existence as at the date of the Officer's Certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, and (b) demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(6) and 6C(8) of this Agreement (herein called the "COMPUTATION PARAGRAPHS");

          (v) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to clause (ii) of this paragraph 5A, a certificate by the Company's independent public accountants stating (a) that their audit examination has included a review of the terms of this Agreement and of the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in subclause (c) of this clause (v), (b) whether in the course of their audit examination there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), and
     (c) that based on their annual audit examination, including a review of the Computation Paragraphs, nothing came to their attention which causes them to believe that the information relating to the Computation Paragraphs contained in the Officer's Certificate delivered therewith pursuant to clause (iv) of this paragraph 5A is not correct or that the matters set forth in such Officer's Certificate are not stated in accordance with the terms of this Agreement;

          (vi) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company and its Restricted Subsidiaries to its security holders (other than the Company in the case of Restricted Subsidiaries), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or with NASDAQ, and of all press releases and other written statements made available generally by the Company or any of its Restricted

     Subsidiaries to the public concerning material developments in the business of the Company and its Restricted Subsidiaries:

          (vii) promptly upon receipt thereof by the Company, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Restricted Subsidiaries made by such accountants;

          (viii)   promptly upon any Responsible Officer obtaining knowledge
     (a) that a condition or event exists that constitutes a Default or Event of Default, (b) that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event which could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole (other than matters of a general economic or political nature which do not affect the Company or its Restricted Subsidiaries uniquely), (d) that any Person has given any notice to the Company or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in clause
     (iii) of paragraph 7A, (e) of the institution of any litigation involving claims against the Company or any Restricted Subsidiary in excess of the coverage provided under the Company's or such Restricted Subsidiary's insurance policies (treating any portion of such coverage which is subject to self-insurance or deductibles as a part of such excess) if the amount of the excess of such claims individually exceeds $500,000, or, when aggregated with the excess over insurance coverage of all other outstanding claims, exceeds $1,000,000, (f) of the initiation by the Securities and Exchange Commission of any proceeding against the Company or any Restricted Subsidiary or of any investigation of the Company or any Restricted Subsidiary or (g) of the initiation by any other governmental agency of any proceeding against the Company or any Restricted Subsidiary or of any investigation of the Company or any Restricted Subsidiary involving allegations (or which could reasonably be expected to result in allegations) of material illegal activities or misconduct on the part of the Company or any Restricted Subsidiary, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or specifying the nature of such litigation, proceeding or investigation, and what action the Company has taken, is taking or proposes to take with respect thereto; and

          (ix) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Significant Holder.

     5B.    INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

     5C.    INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense (unless a Default or Event of Default shall have occurred and be continuing, in which case at the Company's expense), to visit and inspect any of the properties of the Company and its Restricted Subsidiaries, to examine the corporate books and financial records of the Company and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public account, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D.    COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other obligations thereby secured so long as any such other obligations shall be so secured.

     5E.    KEEPING OF BOOKS AND BANK ACCOUNTS. The Company covenants that it will, and will cause each of its Restricted Subsidiaries to (i) keep separate and proper books of record and account in which full and correct entries shall be made of all transactions, including any transactions between the Company or any Restricted Subsidiary and any Affiliate, all in accordance with generally accepted accounting principles, and (ii) maintain bank accounts which are separate and segregated from the bank accounts of any Unrestricted Subsidiary or Affiliate.

     5F.    INCORPORATION OF OTHER DEBT COVENANTS. The Company covenants that if it is or shall become subject to any operational or financial covenant in any document evidencing or pertaining to Debt of the Company which is more favorable to a lender or other beneficiary than those set forth in paragraph 6 hereof, then (i) this Agreement shall be deemed to be automatically amended to include such more favorable covenant, (ii) the

Company shall promptly give each holder of Notes notice thereof and (iii) if requested by LOG or the Required Holder(s) of the Notes, the Company shall promptly execute and deliver a written amendment to this Agreement specifically incorporating such covenant herein. Once any such covenant has been included in this Agreement (whether or not pursuant to a written amendment), it may only be modified or eliminated by an amendment hereto entered into as contemplated by paragraph 11C hereof.

     5G.    CORPORATE EXISTENCE. The Company covenants that it will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries, except as otherwise specifically permitted by paragraphs 6C(4) and 6C(5), and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial and other), assets, properties, prospects or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole, PROVIDED that the corporate existence of any Restricted Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interests of the Company.

     5H.    PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each of its Subsidiaries to, pay all income taxes before the same shall become delinquent, except where such income taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserves therefor have been established on the books of the Company or its Subsidiaries in accordance with generally accepted accounting principles. The Company covenants that it will, and will cause each of its Subsidiaries to, pay all other taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, PROVIDED that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, shall be required by generally accepted accounting principles, shall have been made therefor.

     5I.   COMPLIANCE WITH LAWS, ETC. The Company covenants that it will, and will cause each of it Restricted Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole.

     5J.   MAINTENANCE OF PROPERTIES; INSURANCE. The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Restricted Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, (i) insurance with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and (ii) life insurance, with the Company as the owner and named beneficiary, on the life of Myron Kunin in the amount (net of any premium loans thereon and interest due in connection therewith) of not less than $2,700,000, and on the life of Paul Finkelstein in the amount (net of any premium loans thereon and interest due in connection therewith) of not less than $2,400,000, each of which life insurance policies shall be free of premium loans (except as specifically provided herein) and other Liens on or offsets against proceeds payable to the Company.

     5K.    OFFSET SHARING AGREEMENT AMENDMENT. The Company covenants that within 60 days from the date of this Agreement it shall cause the Offset Sharing Agreement to be amended so as to apply to the Notes pursuant to a document in form and content satisfactory to LOG and to any other holder of any Notes at the time of such amendment.

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A.    INTEREST COVERAGE RATIO. The Company will not permit the Interest
Coverage Ratio to be less than 2.0 to 1.0 at the end of any fiscal quarter.

     6B.    CONSOLIDATED NET WORTH. The Company will not permit: (i)
Consolidated Net Worth at any time to be less than $60,000,000 plus, to the extent positive, 50% of Consolidated Net Income for the period (taken as one accounting period) commencing July 1, 1995, and ending on the last day of the fiscal quarter most recently ended as of any date of determination; or (ii) Tangible Net Worth at the end of any fiscal quarter to be less than $10,000,000.

     6C.    LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Restricted Subsidiary to:

     6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D) EXCEPT:

          (i) Liens for taxes, assessments or governmental charges not yet due or which are being actively contested in good faith by appropriate proceedings,

          (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Debt and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iii) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary,

          (iv) Liens which are the subject of an Offset Sharing Agreement, and

          (v) other Liens securing Debt permitted by paragraph 6C(2), PROVIDED that Priority Debt shall at no time exceed 15% of Consolidated Net Worth;

     6C(2).  DEBT. Create, incur, assume or suffer to exist any Debt, EXCEPT:

          (i)   Funded Debt evidenced by the Notes,

          (ii)  Funded  Debt which is outstanding under the 1991 Agreement,

          (iii) Current Debt, PROVIDED that any holder of such Current Debt (other than a holder of Permitted Seller Current Debt) is party to an Offset Sharing Agreement, and

          (iv)  other Funded Debt,

provided that at no time shall (a) the ratio of Total Debt to the sum of Total Debt and Consolidated Net Worth exceed .50 to 1.00 or (b) Priority Debt exceed 15% of Consolidated Net Worth;

     6C(3). INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or extend credit to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing being referred to herein as "INVESTMENTS"), EXCEPT that the Company or any Restricted Subsidiary may:

          (i) make or permit to remain outstanding Investments to or in any Restricted Subsidiary or any corporation which immediately following such Investment will be a Restricted Subsidiary,

          (ii) own, purchase or acquire marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and maturing one year from the date of acquisition thereof,

          (iii) make demand deposits in banks in the ordinary course of business, and make deposits or own certificates of deposit of United States dollars maturing within one year from the date of acquisition thereof issued by commercial banks chartered under the laws of the United States of America or any state thereof or the District of Columbia, each having at all times combined capital, surplus and undivided profits of not less than $100,000,000 (determined in accordance with generally accepted accounting principles),

          (iv) own, purchase or acquire commercial paper maturing no more than 270 days from the date of acquisition thereof and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.,

          (v) make and own Investments in mutual funds which invest at least 95% of their assets in instruments described in clauses (ii), (iii) and
     (iv) of this paragraph 6C(3),

          (vi) endorse negotiable instruments for collection in the ordinary course of business,

          (vii) make or permit to remain outstanding Investments to or in any Unrestricted Subsidiary, PROVIDED that (a) the aggregate amount (at original cost) of all Investments in Unrestricted Subsidiaries shall at no time exceed 10% of Consolidated Net Worth and (b) any Investment made in an Unrestricted Subsidiary subsequent to June 30, 1995, shall only be deemed an Investment for purposes of this paragraph 6C(3) to the extent it involves a cash or other asset contribution or advance (net of any return thereof), and

          (viii) make or permit to remain outstanding other Investments (exclusive of Investments in Unrestricted Subsidiaries), PROVIDED that the aggregate amount thereof shall at no time exceed 5% of Consolidated Net Worth.

     6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Restricted Subsidiary, except to the Company or a Wholly-Owned Restricted Subsidiary, and except that all shares of stock and Debt of any Restricted Subsidiary at the time owned by or owed to the Company and all

Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; PROVIDED that (i) such sale or other disposition, if treated as a Transfer of assets of such Restricted Subsidiary, would be permitted by paragraph 6C(6) and (ii) at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Restricted Subsidiary (unless all of the shares of Stock and Debt of such other Restricted Subsidiary owned, directly or indirectly, by the Company and all Restricted Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

     6C(5). MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, EXCEPT that:

            (i) any Restricted Subsidiary may merge or consolidate with or into the Company, PROVIDED that the Company is the continuing or surviving corporation,

            (ii) any Restricted Subsidiary may merge or consolidate with or into another Restricted Subsidiary, PROVIDED that a Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation; and

            (iii) the Company may merge or consolidate with any other corporation, PROVIDED that (a) either (x) the Company shall be the continuing or surviving corporation, or (y) the successor or acquiring corporation shall be a corporation organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto and (b) immediately after giving effect to such transaction, no Default or Event of Default would exist hereunder (including a Default or Event of Default under clause (iii) of paragraph 6C(2));

     6C(6). TRANSFER OF ASSETS. Transfer any of its assets EXCEPT that:

            (i) any Restricted Subsidiary may Transfer assets to the Company or a Wholly-Owned Restricted Subsidiary,

            (ii) the Company or any Restricted Subsidiary may sell inventory in the ordinary course of business, and

            (iii) the Company or any Restricted Subsidiary may otherwise Transfer assets, PROVIDED that after giving effect to any Transfer (a) the Aggregate Percentage of Earnings Capacity Transferred pursuant to this clause (iii) during the period of eight consecutive fiscal quarters ending on or most recently ended shall not exceed 10% and (b) the Aggregate Percentage of Total Assets Transferred pursuant to this clause (iii) during the period of eight consecutive fiscal quarters ending on or most recently ended shall not exceed 10%;

     6C(7). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable;

     6C(8). TRANSACTIONS WITH AFFILIATES. Directly or indirectly, engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, unless (i) such transaction is in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms that are comparable to those which might be obtained in an arm's-length transaction between unaffiliated parties, and (ii) in the case of any such transaction in which the aggregate value of the assets or services involved, or of the payments made, exceeds $1,000,000, such transaction is authorized by a majority of the independent members of the Board of Directors of the Company;

     6C(9). RESTRICTED SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into, or otherwise be subject to, any contract or agreement (including its certificate or articles of incorporation), which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Restricted Subsidiary; or

     6C(10). TAX CONSOLIDATION. Consent to or permit the filing of or be a party to any consolidated income tax return with any Person, other than a consolidated tax return of the Company and its Restricted Subsidiaries, except that the Company may file a consolidated income tax return as the common parent of an affiliated group that includes the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries, provided that (i) the Company and its Restricted Subsidiaries shall not at any time collectively or individually pay or agree to pay any amount of the taxes payable in respect of any such return in excess of the amount which the Company would have been required to pay if it had filed a consolidated income tax return for the Company and its Restricted Subsidiaries only (the "RESTRICTED GROUP AMOUNT"), nor shall the Company and its Restricted Subsidiaries become obligated to pay any such excess (net of any taxes payable or reimbursable by a financially responsible Unrestricted Subsidiary), and (ii) the Company shall have obtained and there shall at all times remain in effect the written agreement of the Unrestricted Subsidiaries to reimburse to the Company sums equal to any amount of the taxes payable in respect of any such return paid by the Company and its Restricted Subsidiaries collectively or individually in excess of the Restricted Group Amount, subject to appropriate adjustment in the event that such taxes are increased or reduced by reason of any audit by a taxing authority or any successful claim for a refund.

     6D. TRANSACTIONS BY RESTRICTED SUBSIDIARIES. The Company covenants that it will not permit any Restricted Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of (i) any shares of any class of its stock (other than Common Stock) except to the Company or another Restricted Subsidiary or (ii) any shares of its Common Stock except (a) to the Company or another Restricted Subsidiary and (b) concurrently with dispositions under (a) above, to any minority shareholders of such Restricted Subsidiary to the extent necessary to maintain such minority shareholders' percentage ownership of outstanding shares of Common Stock of such Restricted Subsidiary.

     7.   EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

          (iii) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $500,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the day as of which made or repeated; or

          (v) the Company fails to perform or observe any covenant or agreement contained in paragraph 6 or incorporated by reference into this Agreement pursuant to paragraph 5F; or

           (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

          (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect
     (herein called the "BANKRUPTCY LAW"), of any Jurisdiction; or

          (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represents a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $500,000 is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a Trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (c) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
     (f) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company and the Restricted Subsidiaries, taken as a whole;

then (a) if such event is an Event of Default specified in clause (i) or
(ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B.    RESCISSION OF ACCELERATION. At any time after any or all of the
Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,
(iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C.    NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D.    OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this

Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in Equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A.    ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Minnesota, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Restricted Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). SCHEDULE 8A attached hereto lists all Restricted Subsidiaries and all Unrestricted Subsidiaries. All of the outstanding stock (and all outstanding warrants, options and similar rights to acquire stock) of each Restricted Subsidiary is owned by the Company or a Restricted Subsidiary, except as otherwise disclosed in SCHEDULE 8A, and has been validly issued and is fully paid and nonassessable and free and clear of any Lien.

     8B.    FINANCIAL STATEMENTS. The Company has furnished each Purchaser of any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at June 30 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Coopers & Lybrand L.L.P and (ii) a consolidated balance sheet of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows of the Company and Subsidiaries and of the Company and its Restricted Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries of the Company and its Restricted Subsidiaries (as the case may be) required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries or the Company and its Restricted Subsidiaries (as the case may be) as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries of the Company and its Restricted Subsidiaries (as the case may be) and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries or the Company and its Restricted Subsidiaries, in each case taken as a whole, since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C.    ACTIONS PENDING; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.
There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Restricted Subsidiaries, or any properties or rights of the Company or any of its Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole. Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or administrative or governmental body or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, could reasonably be expected to have material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     8D.    OUTSTANDING DEBT. Neither the Company nor any of its Restricted
Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E.    TITLE TO PROPERTIES. The Company has and each of its Restricted
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

     8F.    TAXES. The Company has and each of its Restricted Subsidiaries has filed all federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company and its Restricted Subsidiaries taken as a whole. The charges, accruals, and reserves on the books of the Company and its Restricted Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

     8G.    CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor
any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidies pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgement, decree, statute, law, rule or regulation to which the Company or any of its Restricted Subsidiaries is subject. Neither the Company nor any of its Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in any instrument evidencing Debt of the Company or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in SCHEDULE 8G attached hereto, true, correct and complete copies of which (including all amendments thereto) have been provided to each Purchaser of any Accepted Note. The Company is not party to any agreement evidencing or pertaining to Debt of the Company which includes any operational or financial covenant which is more favorable to a lender or other beneficiary than those set forth in paragraph 6 hereof. For purposes of the preceding sentence, no effect shall be given to paragraph 5F hereof.

     8H.    OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I.    USE OF PROCEEDS. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System to to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets.

     8J.    ERISA. No accumulated funding deficiency (as defined in section
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Restricted Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole. Neither the Company, any Restricted Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K.    GOVERNMENTAL CONSENT. Neither the nature of the Company or of any
Restricted Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L.    ENVIRONMENTAL COMPLIANCE. The Company and its Restricted
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment EXCEPT, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole.

     8M.    DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Restricted Subsidiaries and which has not been set forth in this Agreement.

     8N.    RESTRICTED SUBSIDIARY DIVIDEND RESTRICTIONS. No Restricted
Subsidiary is a party to, or otherwise subject to, any contract or agreement (including its certificate or articles of incorporation) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends.

     8O.    RULE 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     8P.    FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the issue and sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8Q.    LICENSES, PERMITS, ETC. The Company and its Restricted
Subsidiaries and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material to the business, property, assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole, without known conflict with the rights of others. To the best knowledge of the Company, no product or service of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person. To the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

     9.     REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A.    NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Acts, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B.    SOURCE OF FUNDS. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A.   YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or that becomes or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, by the Bloomberg Financial Markets Service (or any successor service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or becomes or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero, or more than the maximum amount allowable under Official Code of Georgia Annotated Section 7-4-18 as in effect on the date hereof.

     10B. OTHER TERMS.

     "ACCEPTANCE" shall have the meaning specified in paragraph 2E.

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2E.

     "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2E.

     "ACCEPTED NOTE" shall have the meaning specified in paragraph 2E.

     "AFFILIATE" shall mean (i) any Responsible Officer or member of the Board of Directors of the Company, (ii) any holder of at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) of the Company or of any corporatoin or other entity which directly or indirectly controls the Company, (iii) the spouse, any sibling (by blood or adoption) or any descendant (by blood or adoption) of any individual referred to in clause (i) or (ii) above, or any spouse of any such sibling or descendant or any descendant of any such sibling, (iv) any trust in which any Person referred to in clause (i), (ii) or (iii) above has a substantial beneficial interest, (v) any corporation or other entity (a) of which the Company or any Person referred to in clause (i), (ii), (iii) or
(iv) above holds at least 10% of the total combined economic interest of all classes of Common Stock (or the equivalent) or at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) or
(b) directly or indirectly controlled by any Person referred to in clause
(i), (ii), (iii) or (iv) above, and (vi) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, PROVIDED that a Restricted Subsidiary shall not be an Affiliate. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

     "AGGREGATE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to any eight consecutive fiscal quarter period, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and its Restricted Subsidiaries that is Transferred during such period.

     "AGGREGATE PERCENTAGE OF TOTAL ASSETS TRANSFERRED" shall mean, with respect to any eight consecutive fiscal quarter period, the sum of the Percentages of Total Assets Transferred for each asset of the Company and its Restricted Subsidiaries that is Transferred during such period.

     "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to LOG, and (ii) in the case of LOG, any officer of LOG designated as its "Authorized Officer" in the Information Schedule or any officer of LOG designated as its "Authorized Officer. for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom LOG in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of LOG by any individual who on or after the date of this Agreement shall have been an Authorized Officer of LOG and whom the Company in good faith believes to be an Authorized Officer of LOG at the time of such action shall be binding on LOG even though such individual shall have ceased to be an Authorized Officer of LOG.

     "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A.

     "AVERAGE CONSOLIDATED NET INCOME" shall mean, as of any time of determination thereof, the average Consolidated Net Income of the Company and Restricted Subsidiaries for the three complete fiscal years of the Company then most recently ended.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in Atlanta, Georgia are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Life Insurance Company of Georgia is not open for business.

     "CANCELLATION DATE" shall have the meaning specified in paragraph 2H(iv).

     "CANCELLATION FEE" shall have the meaning specified in paragraph 2H(iv).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, PROVIDED that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and
(ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2G, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "Original Closing Day" in paragraph 2H(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" shall mean, as applied to any corporation, shares of such corporation which shall not be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

     "COMPUTATION PARAGRAPHS" shall have the meaning specified in paragraph 5A(iv).

     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2E.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, as to any period, consolidated interest expense of the Company and Restricted Subsidiaries for such period, calculated to (i) include imputed interest on Capitalized Lease Obligations and (ii) exclude amortization of debt discount to the extent not actually paid in cash.

     "CONSOLIDATED NET INCOME" shall mean, as to any period, the net income of the Company and Restricted Subsidiaries on a consolidated basis.

     "CONSOLIDATED NET WORTH" shall mean, as of any time of determination thereof, (i) the shareholders' equity (or deficit) of the Company and its Restricted Subsidiaries, as the same would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries, MINUS (ii) the aggregate amount of Investments in Unrestricted Subsidiaries which are deemed not to be Investments for purposes of paragraph 6C(3) as a result of clause
(vii)(b) thereof.

     "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof, PROVIDED that Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt and not Funded Debt.

     "DEBT" shall mean Current Debt and Funded Debt.

     "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph
2H(iii).

     "EBIT" shall mean, as to any period, Consolidated Net Income for such period plus (i) Consolidated Interest Expense for such period, PLUS or MINUS (as appropriate) (ii) any provision for income taxes for such period.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FACILITY" shall have the meaning specified in paragraph 2A.

     "FACILITY FEE" shall have the meaning specified in paragraph 2H(i).

     "FUNDED DEBT" shall mean with respect to any Person, all Indebtedness of such Person which by it terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from, the date of the creation thereof, PROVIDED that Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt and not Funded Debt.

     "GENERAL INTANGIBLES" shall mean all choses in action, causes of action and all other intangible property of the Company and its Restricted Subsidiaries of every kind and nature now owned or hereafter acquired, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs not included in Capital, Property and Equipment on the annual audited consolidated financial statements of the Company and its Restricted Subsidiaries, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, and any letters of credit, guarantee claims, security interests or other security held by or granted to the Company or its Restricted Subsidiaries.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by LOG in accordance with its standard practice) most closely matches the duration (as so determined) of such Accepted Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of (a) contingency reserves, (b) reserves for deferred income taxes,

(c) deferred compensation to the extent that such deferred compensation items are fully funded by life insurance policies, (d) deferred rent, (e) post-retirement benefit liabilities determined in accordance with Financial Accounting Standards Board Statement No. 106 and (f) current liabilities for trade payables, tax and payroll obligations) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have benn assumed, and (iii) all indebtedness and other obligations of others with respect to which such Person has become liable by way of Guarantee.

     "ING AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by the ultimate parent corporation of LOG, either directly or through ING Affiliates.

     "INTEREST COVERAGE RATIO" shall mean, as to any period, the ratio of (i) EBIT for such period to (ii) Consolidated Interest Expense for such period.

     "INVESTMENT" shall have the meaning specified in paragraph 6C(3).

     "ISSUANCE FEE" shall have the meaning specified in paragraph 2H(ii).

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "LOG" shall mean Life Insurance Company of Georgia.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "1991 AGREEMENT" shall mean the note agreement dated as of June 21, 1991 pursuant to which the Company issued its 11.52% promissory notes due June 30, 1998 in the original principal amount of $55,000,000.

     "NOTES" shall have the meaning specified in paragraph 1.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "OFFSET SHARING AGREEMENT" shall mean the offset agreement dated as of June 21, 1994, among LOG, Prudential Life Insurance Company of America, LaSalle National Bank, and the other lenders and institutional investors named as parties thereto (as such agreement has been and may be amended from time to time) as well as any similar agreement which hereafter may be entered into by LOG, other holders of the Notes and other lenders to the Company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     "PERCENTAGE(S) OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6), the ratio (expressed as a percentage) of (i) Consolidated Net Income produced by, or attributable to, such asset during the four fiscal quarter period most recently ended prior to the effective date of such Transfer to
(ii) Average Consolidated Net Income.

     "PERCENTAGE(S) OF TOTAL ASSETS TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or net book value on the date of Transfer to (ii) the book value of the consolidated assets of the Company and Restricted Subsidiaries as of the last day of the fiscal quarter immediately preceding the day of Transfer.

     "PERMITTED SELLER CURRENT DEBT" shall mean Seller Current Debt that (i) does not exceed $5,000,000 in aggregate outstanding principal amount, either individually or collectively with all other Seller Current Debt incurred in connection with the same purchase of an operating business, and (ii) does not collectively with all other outstanding Seller Current Debt exceed $10,000,000 in aggregate outstanding principal amount.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PRIORITY DEBT" shall mean, as of any time of determination thereof, (i) Debt of any Restricted Subsidiary, other than Debt owed to the Company or a Wholly-Owned Restricted Subsidiary and (ii) Debt of the Company secured by any Lien.

     "PURCHASERS" shall mean with respect to any Accepted Notes, LOG and/or the ING Affiliate(s), which are purchasing such Accepted Notes.

     "REFUND EVENT" shall mean (i) a termination of the Facility resulting from LOG's provision of a notice of termination as contemplated by clause
(ii) of paragraph 2B or (ii) a termination of the Facility resulting from the Company's provision of a notice of termination as contemplated by clause (ii) of paragraph 2B, if such notice is provided by the Company within five Business Days following LOG's failure to provide an interest rate quote (as contemplated by paragraph 2D), unless (a) the applicable Request for Purchase failed to conform in all respects with the requirements of paragraph 2C, (b) a Default or Event of Default existed at the time the applicable Request for Purchase was received or would have existed upon the issuance of the Notes described in the applicable Request for Purchase, (c) a market disrupting event described in paragraph 2F existed at any time during the five Business Day period following receipt of the applicable Request for Purchase, or (d) upon the issuance of the Notes described in the applicable Request for Purchase the Company's credit quality, as determined by LOG would have been below investment grade.

     "REFUNDABLE PORTION" shall mean, with respect to the Facility Fee, that portion thereof determined by multiplying the amount of such fee by a fraction, the denominator of which shall be 1,095 and the numerator of which shall be the difference between 1,095 and the number of days elapsed between the date of the Agreement and the date of the Refund Event.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2C.

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2G.

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED GROUP AMOUNT" shall have the meaning specified in paragraph 6C(10).

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary organized under the laws of any state of the United States of America, Puerto Rico, Canada or any province of Canada, which conducts substantially all of its business in the United States of America, Puerto Rico or Canada, and at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the

Company either directly or through Restricted Subsidiaries, PROVIDED that no such Subsidiary shall be a Restricted Subsidiary unless (i) it is listed as a Restricted Subsidiary in Schedule 8A attached hereto or (ii) (a) the Board of Directors of the Company hereafter designates such Subsidiary a Restricted Subsidiary, (b) notice of such designation is given by the Company to the holders of the Notes with the next succeeding delivery of financial statements pursuant to paragraph 5A, and (c) on the date of and immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLER CURRENT DEBT" shall mean Current Debt of the Company or a Restricted Subsidiary that is (i) incurred in connection with the purchase, through asset purchase, stock purchase, merger, or consolidation, of any operating business, (ii) is payable to the seller(s) of such business or to the shareholders or other equity holders of the seller(s) of such business, and (iii) represents deferred purchase price for the purchased business.

     "SERIES" shall have the meaning specified in paragraph 1.

     "SIGNIFICANT HOLDER" shall mean (i) LOG, so long as LOG or any ING Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "SUBSIDIARY" shall mean any corporation, association or other business entity which is required to be consolidated in the financial statements of the Company.

     "TANGIBLE NET WORTH" shall mean, as of any time of determination thereof, the net worth of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, PLUS, to the extent not included in the assets of the Company and its Restricted Subsidiaries used in determining such net worth, the amount of the cash surrender value of life insurance policies maintained by the Company on the lives of executive officers, PLUS any amount of Funded Debt of the Company that is subordinated to the Notes and to all of the Company's obligations under this Agreement in a manner and form satisfactory to LOG and the Required Holders in their sole discretion as to the right to and time of payment of such Funded Debt, and as to any rights and remedies of LOG and the holders of any Notes with respect to such Funded Debt, MINUS the sum of (i) the amount of any General Intangibles, (ii) amounts due from Affiliates and (iii) the amount of Investments in Unrestricted Subsidiaries.

     "TOTAL DEBT" shall mean, as of any time of determination thereof, the aggregate amount of (i) all Funded Debt of the Company and Restricted Subsidiaries, PLUS (ii) the average outstanding daily balance of all Current Debt of the Company and Restricted Subsidiaries during the twelve calendar month period most recently ended as of any time of determination, MINUS (iii) Debt of Restricted Subsidiaries owed to the Company or a Wholly-Owned Restricted Subsidiary.

     "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary other than a Restricted Subsidiary. No Subsidiary which is or becomes a Restricted Subsidiary shall at any time thereafter become or be an Unrestricted Subsidiary. Notwithstanding the foregoing, solely for the purposes of clause
(iii) of paragraph 5A, Regis Mexico, S.A. shall not be deemed an Unrestricted Subsidiary unless and until either it contributes greater than 5% of the consolidated revenues of the Company and Subsidiaries for any fiscal year of the Company or its assets constitute greater than 5% of the consolidated assets of the Company and Subsidiaries as at the end of any fiscal year of the Company.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean a Restricted
Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries.

     10C.    ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.     MISCELLANEOUS.

     11A.    NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser specified in the Purchaser Schedule specified in the Confirmation of Acceptance with respect to such Note or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B.    EXPENSES. The Company agrees, whether or not any of the
transactions contemplated hereby shall be consummated, to pay, and save LOG, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby (including in connection with the Offset Sharing Agreement amendment contemplated by paragraph 5K) and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. Payment of a Delayed Delivery Fee or Cancellation Fee with respect to any Accepted Note shall not be deemed payment or satisfaction of any fees of special counsel or other out-of-pocket fees or expenses incurred by any Purchaser in connection with the anticipated purchase. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C.    CONSENT TO AMENDMENTS. This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that,

(i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions therof waived to change the maturity therof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of LOG (and not without the written consent of LOG) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued therafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.
The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATION. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by a holder or the holders of the Notes to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Restricted Subsidiary which would result in an Event of Default or Default.

     11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 7201 Metro Boulevard, Minneapolis, Minnesota 55439,
Attention: Chief Financial Officer, PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF GEORGIA.

     11O. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of LOG and the Purchasers under this Agreement are several obligations. No failure by LOG or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither LOG nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, and other such Person hereunder. LOG may, in its discretion, authorize ING Investment Management, Inc., or any other LOG Affiliate to exercise any of LOG's rights hereunder or to perform any of its undertakings hereunder.

     11P. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and LOG, it shall become a binding agreement between the Company and LOG. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                        Very truly yours,

                                        REGIS CORPORATION


                                        By:     /s/ Bert M. Gross
                                           -----------------------------
                                        Name:  Bert M. Gross
                                        Title: Assistant Secretary










               (Signatures continued on following page.)

The foregoing Agreement is
hereby accepted as of the
date first above written.

LIFE INSURANCE COMPANY OF GEORGIA

By: ING INVESTMENT MANAGEMENT, INC., its agent


By:
   -----------------------------------------------
Name:  Fred C. Smith
Title: Senior Vice President and Managing Director

                                 INFORMATION SCHEDULE


                              AUTHORIZED OFFICERS FOR LOG


Randal W. Ralph                              Scott Frost
Vice President                               Investment Manager
ING Investment Management, Inc.              ING Investment Management, Inc.
5780 Powers Ferry Road                       5780 Powers Ferry Road
Suite 300                                    Suite 300
Atlanta, Georgia 30327-4349                  Atlanta, Georgia 30327-4349

Telephone: (770) 690-4754                    Telephone: (770) 690-4747
Facsimile: (770) 690-4899                    Facsimile: (770) 690-4899


                             AUTHORIZED OFFICERS FOR COMPANY


Paul Finkelstein                             Randy Pearce
Chief Operating Officer & President          Vice President, Finance
Regis Corporation                            Regis Corporation
7201 Metro Boulevard                         7201 Metro Boulevard
Minneapolis, Minnesota 55439                 Minneapolis, Minnesota 55439

Telephone: (612) 947-7911                    Telephone: (612) 947-7603
Facsimile: (612) 947-7900                    Facsimile: (612) 947-7600

Frank Evangelist
Senior Vice President, Finance
Regis Corporation
Minneapolis, Minnesota 55439

Telephone: (612) 947-7699
Facsimile: (612) 947-7600


                                                                     EXHIBIT A



                                   [FORM OF NOTE]

                                  REGIS CORPORATION

                               SENIOR SERIES _____ NOTE


No. __________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

     FOR VALUE RECEIVED, the undersigned, Regis Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to _______________________, or registered assigns, the principal sum of ______________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by applicable laws, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced Wachovia Bank of Georgia, N.A., from time to time in Atlanta, Georgia, as its Prime Rate, such Prime Rate to change for purposes of this Note when and as changes therein are made by such bank, provided that in not event shall such rate at any time be greater than the maximum rate permitted by applicable law.

     Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Wachovia Bank of Georgia, N.A., or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of [___________, 1997] (herein called the "Agreement"), between the Company, on the one hand, and Life Insurance Company of Georgia and each ING Affiliate (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms and conditions specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company agrees to pay, and save the holder hereof harmless against any liability for the payment of, all costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by such holder of any of its rights under this Note.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the internal law of such State. Time is of the essence of this Note.

     Except for any notice required by the Agreements, the Company expressly waives notice (including, without limitation, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of nonpayment, and notice of protest), demand, presentment for payment, protest, bringing of suit, and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof.


                                        REGIS CORPORATION


                                        By:_____________________________

                                        Title:__________________________

                                                                       EXHIBIT B

                         [FORM OF REQUEST FOR PURCHASE]

                               REGIS CORPORATION


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of [___________________, 1997] between Regis Corporation (the "Company"), on the one hand, and Life Insurance Company of Georgia ("LOG") and each ING Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2C of the Agreement, the Company hereby makes the following Request for Purchase:

     1.     Aggregate principal amount of
            the Notes covered hereby
            (the "Notes")....................    $__________


     2.     Individual specifications of the Notes:



                                             PRINCIPAL
                       FINAL                 PREPAYMENT           INTEREST
PRINCIPAL              MATURITY              DATES AND            PAYMENT
AMOUNT 1               DATE 2                AMOUNTS              PERIOD
---------              --------              ----------           --------


     3.     Use of proceeds of the Notes:

     4.     Proposed day for the closing of the purchase and sale of the
Notes:








     5.     The purchase price of the Notes is to be transferred to:

--------------------------
1     Minimum principal amount of $5,000,000.
2 No less than five and nor more than ten years from the date of original issuance.


          NAME, ADDRESS
          AND ABA ROUTING                             NUMBER OF
          NUMBER OF BANK                              ACCOUNT
          ---------------                             ---------



     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.





Dated:                                     REGIS CORPORATION




                                           By:________________________________
                                                  Authorized Officer

                                                                EXHIBIT C

                [FORM OF CONFIRMATION OF ACCEPTANCE]

                        REGIS CORPORATION

     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of December ____, 1997 between Regis Corporation (the "Company"), on the one hand, and Life Insurance Company of Georgia ("LOG") and each ING Affiliate which becomes a party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     LOG or the ING Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2E and 2G of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2E of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.   Accepted Notes: Aggregate principal amount $________________

          (A)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:
               (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

          (B)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:
               (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)...............same information as above.]

II.  Closing Day:

Dated:                                  REGIS CORPORATION



                                        By:________________________________
                                        Title:_____________________________

                                        [LIFE INSURANCE COMPANY OF GEORGIA]



                                        By:________________________________
                                        Title:_____________________________

                                        [ING AFFILIATE]



                                        By:________________________________
                                        Title:_____________________________

                                                                EXHIBIT D

               [FORM OF OPINION OF COMPANY'S COUNSEL]

                                                         [Date of Closing]

[Name(s) and address(es) of
purchaser(s)]


Ladies and Gentlemen:

     We have acted as counsel for Regis Corporation (the "Company") in connection with the Private Shelf Agreement, dated as of [____________, 1997] (the "Agreement") between the Company, on the one hand, and Life Insurance Company of Georgia and each ING Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series _____ Notes of the Company in the aggregate principal amount of $__________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified so our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Minnesota. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Restricted Subsidiaries have the corporate power to carry on its their respective businesses as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Restricted Subsidiaries is a party or otherwise subject.

     6. The amounts contracted to be received by [each of] you and any subsequent holder under the Notes (including any subsequent Note issued in substitution or replacement thereof) and the Agreement, which are or which may be deemed to be interest or other charges for the use of money, constitute lawful interest and charges that are not usurious or illegal under the law of the State of Minnesota.

                                    Very truly yours,

                                  SCHEDULE 8A
                               REGIS CORPORATION
                           SCHEDULE OF SUBSIDIARIES
--------------------------------------------------------------------------

Regis Hairstylists, Ltd.                        Restricted          100%

Trade Secret, Inc.                              Restricted          100%

Regis Europe, Ltd.                              Unrestricted         99%*

Regis Mexico, S.A.                              Unrestricted        100%

Regis South Africa (Proprietary) Limited        Unrestricted        100%

Regis Hairstylists (Proprietary) Limited        Unrestricted        100%

Regis Suisse, Ltd.                              Unrestricted        100%


---------------
* Borrower owns 9,998 shares of the 10,000 shares which are outstanding. The two shares not controlled by Borrower are owned by two employees of Regis Europe, Ltd.

                                SCHEDULE 8G

                   LISTING OF AGREEMENTS WHICH RESTRICT
                    THE ABILITY OF REGIS TO INCUR DEBT

1.   11.52% Senior Note Agreement, dated June 21, 1991 (as amended).

2.   Bank Credit Agreement, dated June 21, 1994 (as amended).

3.   $50,000,000 Private Shelf Agreement, dated as of July 25, 1995
     (as amended).